UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 1, 2025

Fidus Investment Corporation
(Exact name of registrant as specified in its charter)

Maryland	814-00861	27-5017321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1603 Orrington Avenue, Suite 1005, Evanston, Illinois	60201
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
847-859-3940
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FDUS	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On October 1, 2025, Fidus Investment Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company and Fidus Investment Advisors, LLC (the “Adviser”), on the one hand, and Raymond James & Associates, Inc. and ING Financial Markets LLC, as representatives of the several underwriters named in Exhibit A thereto, on the other hand, in connection with the issuance and sale of an additional $100.0 million in aggregate principal amount of the Company’s 6.750% Notes due 2030 (the “New 2030 Notes” and the issuance and sale thereof, the “Offering”).
The Underwriting Agreement includes customary representations, warranties, and covenants by the Company and the Adviser. It also provides for customary indemnification by each of the Company, the Adviser, and the underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as an exhibit hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The New 2030 Notes were issued on October 3, 2025 as additional notes under the Base Indenture, dated February 2, 2018 (the “Base Indenture”), by and between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the Sixth Supplemental Indenture, dated March 19, 2025 (the “Sixth Supplemental Indenture” and together with the Base Indenture, the “Indenture”), pursuant to which the Company initially issued $100.0 million in aggregate principal amount of the 6.750% Notes due 2030 (the “Existing 2030 Notes” and together with the New 2030 Notes, the “2030 Notes”) on March 19, 2025. The New 2030 Notes are treated as a single series with the Existing 2030 Notes under the Indenture and have the same terms as the Existing 2030 Notes (except the issue date, the offering price and the initial interest payment date). The New 2030 Notes have the same CUSIP number and are fungible and rank equally with the Existing 2030 Notes. Upon issuance of the New 2030 Notes, the outstanding aggregate principal amount of the 2030 Notes is $200.0 million.
The 2030 Notes mature on March 19, 2030, unless previously redeemed or repurchased in accordance with their terms. The 2030 Notes bear interest at a rate of 6.750% per year payable semi-annually in arrears on March 19 and September 19 of each year, commencing on March 19, 2026 for the New 2030 Notes. The 2030 Notes are the Company’s direct unsecured obligations and rank pari passu with the Company’s existing and future unsecured, unsubordinated indebtedness; senior to any series of preferred stock that the Company may issue in the future; senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the 2030 Notes; effectively subordinated to all of the Company’s existing and future secured indebtedness (including indebtedness that is initially unsecured to which the Company subsequently grants security), to the extent of the value of the assets securing such indebtedness including, without limitation, borrowings under its credit facility; and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s existing or future subsidiaries including, without limitation, the indebtedness of the small business investment company subsidiaries of the Company.
Prior to September 19, 2029 (six months prior to the maturity date of the 2030 Notes) (the “Par Call Date”), the Company may redeem the 2030 Notes at its option, in whole or in part, at any time and from time to time at the Company’s option, at a redemption price equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2030 Notes matured on the Par Call Date) on a semi-annual basis (assuming a
360-day
year consisting of twelve
30-day
months) at the Treasury Rate (as defined in the Sixth Supplemental Indenture) plus 50 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2030 Notes to be redeemed plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, the Company may redeem the 2030 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2030 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
In addition, if a Change of Control Repurchase Event (as defined in the Sixth Supplemental Indenture) occurs prior to maturity of the 2030 Notes, holders of the 2030 Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the 2030 Notes at a repurchase price equal to 100% of the principal amount of the 2030 Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.
The Indenture contains certain covenants, including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(2) of the Investment Company Act of 1940, as amended (the “1940 Act”), or any successor provisions, to comply with Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act, or any successor provisions, whether or not the Company continues to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to the Company by the Securities and Exchange Commission (the “SEC”) and certain other exceptions, and to provide financial information to the holders of the 2030 Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are set forth in the Indenture.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form
N-2
(File
No. 333-277540)
previously filed with the SEC, as supplemented by a preliminary prospectus supplement dated October 1, 2025, the pricing term sheet filed with the SEC on October 1, 2025, and a final prospectus supplement dated October 1, 2025. The transaction closed on October 3, 2025.
The foregoing descriptions of the Sixth Supplemental Indenture and the 2030 Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Sixth Supplemental Indenture and the form of global note representing the 2030 Notes, respectively, each incorporated by reference as exhibits hereto and incorporated by reference herein.

Item 8.01	Other Events.
On October 3, 2025, the Company caused notices to be issued to the holders of its 4.75% Notes due 2026 (CUSIP No. 316500 AB3) (the “2026 Notes”) regarding the Company’s exercise of its option to redeem, in full, $100.0 million in aggregate principal amount of the issued and outstanding 2026 Notes, pursuant to Section 1104 of the Base Indenture and Section 1.01(h) of the Fourth Supplemental Indenture, dated as of December 23, 2020, by and between the Company and the Trustee. The Company will redeem $100.0 million in aggregate principal amount of the issued and outstanding 2026 Notes on November 3, 2025 (the “Redemption Date”). The redemption price for the 2026 Notes equals 100% of the $100.0 million aggregate principal amount of the 2026 Notes being redeemed on the Redemption Date, plus accrued and unpaid interest to, but excluding, the Redemption Date. A copy of the notice of redemption of the 2026 Notes is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated as of October 1, 2025, by and among Fidus Investment Corporation and Fidus Investment Advisors, LLC, and Raymond James & Associates, Inc. and ING Financial Markets LLC, as representatives of the several underwriters named in Exhibit A thereto

4.1	Form of Indenture by and between Fidus Investment Corporation and U.S. Bank National Association (incorporated by reference to Exhibit (d)(5) to the Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-202531) filed on April 29, 2016)

4.2	Sixth Supplemental Indenture, dated as of March 19, 2025, by and between Fidus Investment Corporation and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on March 19, 2025)

4.3	Form of Global Note with respect to the 6.750% Notes due 2030 (included in Exhibit 4.2 to the Current Report on Form 8-K filed on March 19, 2025 and incorporated by reference herein)

5.1	Opinion of Eversheds Sutherland (US) LLP

23.1	Consent of Eversheds Sutherland (US) LLP (included in Exhibit 5.1 hereto)

99.1	Notice of Redemption of 4.75% Notes due 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2025	Fidus Investment Corporation

	By:	/s/ Shelby E. Sherard
Shelby E. Sherard
Chief Financial Officer and Secretary